UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 19, 2016

Commercial Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	0-27894	34-1787239
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(419) 294-5781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On May 19, 2016, the Company held its Annual Meeting of Shareholders. The matters voted upon at the Annual Meeting included the election of three (3) Class I Directors for the Company, to serve a term expiring in 2019; a proposal to amend Article V of the Company’s Code of Regulation to permit the issuance of uncertificated shares; a resolution to approve on advisory, non-binding basis, the compensation of executives of the Company as disclosed in the Company’s Proxy Statement; and ratification of the appointment of Plante & Moran, PLLC, as the Company’s independent registered public accounting firm for 2016.

The Company’s nominees to serve as Class I Directors were Robert E. Beach, Deborah J. Grafmiller, and Lee M. Sisler. All three nominees were elected as Class I Directors of the Company. The results of the election were as follows:

Name	For	Withheld	Broker
			Non-Vote

Robert E. Beach	352,421	3,140	233,240
Deborah J. Grafmiller	353,935	1,626	233,240
Lee M. Sisler	350,877	4,684	233,240

The proposal to amend Article V of the Company’s Code of Regulations did not receive the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company, and therefore was not approved. The results of the voting were as follows:

For	Against	Abstain	Broker
			Non-Vote

320,123	30,046	5,390	233,240

The resolution to approve on an advisory, non-binding basis, the compensation of executives of the Company as disclosed in the Company’s Proxy Statement was approved. The results of the voting were as follows:

For	Against	Abstain	Broker
			Non-Vote

319,553	21,488	14,519	233,240

The shareholders ratified, on a non-binding basis, the Audit Committee’s appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2016. The results of the voting were as follows:

For	Against

584,230	4,570

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Bancshares, Inc.
(Registrant)

Date	May 24, 2016	/s/ David J. Browne
David J. Browne, Corporate Secretary